EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-92058, Form S-3 No. 333-82344, Form S-3 No. 333-69052, Form
S-3 No. 333-72964, Form S-3 No. 333-48680, Form S-3 No. 333-31217, and Form S-3
No. 33-77286) of Aphton Corporation and in the related Prospectuses of our report dated March 26, 2003, with respect to the financial statements of Aphton Corporation included in this Annual Report (Form 10-K) as of and for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP

Miami, Florida
March 31, 2003